Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated August 8, 2024, relating to the financial statements of Mountain Lake Acquisition Corp., as of June 30, 2024 and for the period from June 14, 2024 (inception) through June 30, 2024, which is contained in that Prospectus. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

August 8, 2024